Exhibit 99

UTC REPORTS THIRD QUARTER 2015 RESULTS; REAFFIRMS 2015 FULL YEAR EXPECTATIONS

•	EPS from continuing operations of $1.61, down 17% versus the prior year quarter
(up 1% ex. currency, restructuring and one-time items)

•	Reaffirms 2015 EPS from continuing operations expectations of $6.15 to $6.30 on sales of $57 to $58 billion

•	Sikorsky sale expected to close in Q4 2015; $6 billion in net cash proceeds to be used for share repurchases

•	UTC Board of Directors authorizes $12 billion share repurchase plan; $16 billion share repurchases expected for 2015 - 2017

FARMINGTON, Conn., October 20, 2015 - United Technologies Corp. (NYSE:UTX) today reported third quarter 2015 results. All results in this release reflect continuing operations unless otherwise noted.
Third quarter earnings per share of $1.61 and net income attributable to common shareowners of $1.4 billion were down 17 percent and 19 percent, respectively, versus the third quarter of 2014. Results for the current quarter include restructuring costs of $0.06 per share, while earnings per share in the year ago quarter included $0.22 of favorable one-time items net of restructuring. Excluding these items in both quarters, earnings per share of $1.67 decreased 2 percent year-over-year. Foreign currency had an unfavorable impact of $0.05, or 3 percent in the quarter. Excluding the impact of both unfavorable foreign exchange rate changes and restructuring and one-time items, earnings per share were up 1 percent year-over-year.
Sales of $13.8 billion decreased by 6 percent in the quarter, driven by 5 points of adverse foreign exchange and a 1 point decline in organic sales primarily attributed to a delay in engine deliveries as a result of the transition to a new logistics center at Pratt & Whitney. These deliveries should largely be recovered in the fourth quarter. Third quarter segment operating margin was 17.2 percent, and 17.6 percent when adjusted for restructuring costs.
“United Technologies is executing the strategic plan set forth earlier this year and is focused on maximizing the performance of our core building and aerospace systems businesses under a flatter and more transparent organizational structure,” said Gregory Hayes, UTC President and Chief Executive Officer. “We are on track to deliver results within our previous guidance ranges for full-year EPS of $6.15 to $6.30 and sales between $57 and $58 billion.”
Otis new equipment orders in the quarter increased 2 percent over the prior year at constant currency. Equipment orders at UTC Climate, Controls & Security decreased 2 percent. Commercial aerospace aftermarket sales were up 8 percent at Pratt & Whitney and up 1 percent at UTC Aerospace Systems on an organic basis.
“Our long-term growth outlook remains strong and we are well-positioned to continue creating value for our shareholders,” Mr. Hayes added. “UTC has world class, industry-leading franchises that provide differentiated technologies to very attractive end markets, create a strong base of recurring revenues, and generate a reliable stream of cash flow through cycles. Our approach to capital allocation remains balanced as we successfully reinvest in our business, evaluate M&A opportunistically and return cash to shareholders.”

UTC expects the previously announced sale of its Sikorsky unit to close in the fourth quarter of 2015. The Board of Directors has authorized a new $12 billion share repurchase program, including the $6 billion accelerated share repurchase using the net proceeds from the Sikorsky sale. The new share repurchase program replaces the previous program announced on July 20, 2015. The timing and amount of repurchases will be determined based on the Company’s evaluation of market conditions and other factors. The program may be suspended or discontinued at any time.
“United Technologies’ shares are an attractive investment opportunity which we are going to take advantage of in order to increase value for our shareholders,” said Mr. Hayes. “Including the $4 billion in repurchases made to date in 2015, we now expect to complete $16 billion of share repurchases through 2017.”
Cash flow from operations was $1.0 billion and capital expenditures were $390 million in the quarter. Share repurchase in the quarter was $1.0 billion and takes the year to date total to $4.0 billion. UTC continues to assume a placeholder for full year acquisition spend of $1 billion and expects cash flow from operations less capital expenditures in the range of 90 to 100 percent of net income attributable to common shareowners for 2015.

About United Technologies
United Technologies Corp., based in Farmington, Connecticut, provides high-technology systems and services to the building and aerospace industries. Additional information, including a webcast, is available on the Internet at http://www.utc.com. To learn more about UTC, visit the website or follow the company on Twitter: @UTC
All financial results and projections reflect continuing operations unless otherwise noted. Foreign currency impact includes currency translation as well as hedging activity at Pratt & Whitney Canada. The accompanying tables include information integral to assessing the company’s financial position, operating performance, and cash flow, including a reconciliation of differences between non-GAAP measures used in this release and the comparable financial measures calculated in accordance with generally accepted accounting principles in the United States.

Safe Harbor
This press release includes statements that constitute “forward-looking statements” under the securities laws. Forward-looking statements often contain words such as “believe,” “expect,” “plans,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “confident” and similar terms. Forward-looking statements may include, among other things, statements relating to the plans, strategies, and objectives of UTC for future operations, including statements relating to the anticipated sale of Sikorsky; the future performance of UTC; future and estimated sales, earnings, cash flow, charges, expenditures and share repurchases; anticipated growth in sales; new products and their entry into service; anticipated benefits of organizational changes; and other measures of financial or operational performance. There can be no assurance that any transaction or future events will occur as anticipated, if at all, or that actual results will be as expected. All forward-looking statements involve risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Risks and uncertainties include risks related to the anticipated sale of Sikorsky, including regulatory approvals and other conditions; the effect of economic conditions in the markets in which we operate, including financial market conditions; fluctuation in commodity prices, interest rates and foreign currency exchange rates; future levels of research and development spending; levels of end market demand in construction and in the aerospace industry; levels of air travel; financial condition of commercial airlines; the impact of government budget and funding decisions on the economy; changes in government procurement priorities and funding; weather conditions and natural disasters; delays and disruption in delivery of materials and services from suppliers; company- and customer- directed cost reduction efforts and restructuring costs and consequences thereof; the impact of acquisitions, dispositions, joint ventures and similar transactions; challenges in the development and production of new products and services; the impact of diversification across product lines, regions and industries; the impact of legal proceedings, investigations and other contingencies; pension plan assumptions and future contributions; the effect of changes in tax, environmental and other laws and regulations and political conditions; and other factors beyond our control. The level of share repurchases depends upon market conditions and the level of other investing activities and uses of cash. The forward- looking statements speak only as of the date of this press release and we undertake no obligation to update or revise any forward-looking statements as of a later date. For additional information identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see our reports on Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC from time to time, including, but not limited to, the information included in UTC's Forms 10-K and 10-Q under the headings “Business,” “Risk Factors,” “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” and in the notes to the financial statements included in UTC's Forms 10-K and 10-Q.

UTC-IR
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United Technologies Corporation
Condensed Consolidated Statement of Operations

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(Millions, except per share amounts)	2015	2014	2015	2014
Net Sales	$13,788	$14,613	$41,798	$42,920
Costs and Expenses:
Cost of products and services sold	9,800	10,165	29,778	30,167
Research and development	546	640	1,668	1,851
Selling, general and administrative	1,359	1,501	4,261	4,552
Total Costs and Expenses	11,705	12,306	35,707	36,570
Other income, net	219	305	808	963
Operating profit	2,302	2,612	6,899	7,313
Interest expense, net	184	185	618	615
Income from continuing operations before income taxes	2,118	2,427	6,281	6,698
Income tax expense	592	575	1,748	1,610
Income from continuing operations	1,526	1,852	4,533	5,088
Less: Noncontrolling interest in subsidiaries' earnings from continuing operations	100	97	281	300
Income from continuing operations attributable to common shareowners	1,426	1,755	4,252	4,788
Discontinued operations:
Income (loss) from operations	27	133	284	(116)
Transaction related expenses	(38)	—	(66)	—
Income tax (expense) benefit	(54)	(33)	(140)	76
(Loss) income from discontinued operations	(65)	100	78	(40)
Less: Noncontrolling interest in subsidiaries' earnings from discontinued operations	(1)	1	—	1
(Loss) income from discontinued operations attributable to common shareowners	(64)	99	78	(41)
Net income attributable to common shareowners	$1,362	$1,854	$4,330	$4,747
Earnings Per Share of Common Stock - Basic:
From continuing operations attributable to common shareowners	$1.63	$1.96	$4.82	$5.32
From discontinued operations attributable to common shareowners	(0.07)	0.11	0.09	(0.05)
Earnings Per Share of Common Stock - Diluted:
From continuing operations attributable to common shareowners	$1.61	$1.93	$4.76	$5.24
From discontinued operations attributable to common shareowners	(0.07)	0.11	0.09	(0.04)
Weighted Average Number of Shares Outstanding:
Basic shares	876	898	882	899
Diluted shares	885	910	894	913
As described on the following pages, consolidated results for the quarters and nine months ended September 30, 2015 and 2014 include restructuring costs and non-recurring items that management believes should be considered when evaluating the underlying financial performance.
See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Segment Net Sales and Operating Profit

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(Millions)	2015	2014	2015	2014
Net Sales
Otis	$3,043	$3,326	$8,886	$9,646
UTC Climate, Controls & Security	4,279	4,351	12,585	12,631
Pratt & Whitney	3,234	3,564	10,243	10,485
UTC Aerospace Systems	3,457	3,535	10,637	10,621
Segment Sales	14,013	14,776	42,351	43,383
Eliminations and other	(225)	(163)	(553)	(463)
Consolidated Net Sales	$13,788	$14,613	$41,798	$42,920

Operating Profit
Otis	$642	$703	$1,796	$1,966
UTC Climate, Controls & Security	771	807	2,323	2,159
Pratt & Whitney	419	633	1,325	1,453
UTC Aerospace Systems	572	575	1,721	1,767
Segment Operating Profit	2,404	2,718	7,165	7,345
Eliminations and other	(1)	18	65	323
General corporate expenses	(101)	(124)	(331)	(355)
Consolidated Operating Profit	$2,302	$2,612	$6,899	$7,313

Segment Operating Profit Margin
Otis	21.1%	21.1%	20.2%	20.4%
UTC Climate, Controls & Security	18.0%	18.5%	18.5%	17.1%
Pratt & Whitney	13.0%	17.8%	12.9%	13.9%
UTC Aerospace Systems	16.5%	16.3%	16.2%	16.6%
Segment Operating Profit Margin	17.2%	18.4%	16.9%	16.9%

As described on the following pages, consolidated results for the quarters and nine months ended September 30, 2015 and 2014 include restructuring costs and non-recurring items that management believes should be considered when evaluating the underlying financial performance.

United Technologies Corporation
Restructuring Costs and Non-Recurring Items Included in Consolidated Results of Continuing Operations

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
In Millions - Income (Expense)	2015	2014	2015	2014
Restructuring Costs included in Operating Profit:
Otis	$(18)	$(15)	$(32)	$(53)
UTC Climate, Controls & Security	(15)	(14)	(67)	(82)
Pratt & Whitney	(22)	(8)	(37)	(55)
UTC Aerospace Systems	(14)	(26)	(64)	(36)
Eliminations and other	(4)	—	(5)	—
	(73)	(63)	(205)	(226)
Non-Recurring items included in Operating Profit:
UTC Climate, Controls & Security	—	30	126	30
Pratt & Whitney	—	83	—	1
Eliminations and other	—	—	—	220
	—	113	126	251
Total impact on Consolidated Operating Profit	(73)	50	(79)	25
Non-Recurring items included in Interest Expense, Net	—	23	—	44
Tax effect of restructuring and non-recurring items above	21	6	66	(25)
Non-Recurring items included in Income Tax Expense	—	118	—	371
Impact on Net Income from Continuing Operations Attributable to Common Shareowners	$(52)	$197	$(13)	$415
Impact on Diluted Earnings Per Share from Continuing Operations	$(0.06)	$0.22	$(0.01)	$0.45

Details of the non-recurring items included within results of continuing operations for the quarters and nine months ended September 30, 2015 and 2014 above are as follows:
Quarter Ended March 31, 2015
UTC Climate, Controls & Security: Approximately $126 million gain as a result of a fair value adjustment related to the acquisition of a controlling interest in a joint venture investment.
Quarter Ended September 30, 2014
UTC Climate, Controls & Security: Approximately $30 million net gain from UTC Climate, Controls & Security's ongoing portfolio transformation, primarily due to a gain on the sale of an interest in a joint venture in North America.
Pratt & Whitney: Approximately $83 million net gain, primarily as a result of fair value adjustments related to a business acquisition.
Interest Expense, Net: Approximately $23 million of favorable pre-tax interest adjustments, primarily related to the resolution of disputes with the Appeals Division of the IRS for the Company's 2006 - 2008 tax years.
Income Tax Expense: Approximately $118 million of favorable income tax adjustments, primarily related to the resolution of disputes with the Appeals Division of the IRS for the Company's 2006 - 2008 tax years.
Quarter Ended June 30, 2014
Pratt & Whitney:

•	Approximately $60 million charge to adjust the fair value of a Pratt & Whitney joint venture investment.

•	Approximately $22 million charge for impairment of assets related to a joint venture.
Eliminations & Other: Approximately $220 million gain on an agreement with a state taxing authority for the monetization of tax credits.
Interest Expense, Net: Approximately $21 million of favorable pre-tax interest adjustments, primarily related to the conclusion of the IRS's examination of the Company's 2009 and 2010 tax years.
Income Tax Expense: Approximately $253 million of favorable income tax adjustments related to the conclusion of the IRS's examination of the Company's 2009 and 2010 tax years, as well as the settlement of state income taxes related to the disposition of the Hamilton Sundstrand Industrials businesses.

United Technologies Corporation
Segment Net Sales and Operating Profit Adjusted for Restructuring Costs and Non-Recurring Items (as reflected on the previous page)

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(Millions)	2015	2014	2015	2014
Adjusted Net Sales
Otis	$3,043	$3,326	$8,886	$9,646
UTC Climate, Controls & Security	4,279	4,351	12,585	12,631
Pratt & Whitney	3,234	3,564	10,243	10,485
UTC Aerospace Systems	3,457	3,535	10,637	10,621
Segment Sales	14,013	14,776	42,351	43,383
Eliminations and other	(225)	(163)	(553)	(463)
Adjusted Consolidated Net Sales	$13,788	$14,613	$41,798	$42,920

Adjusted Operating Profit
Otis	$660	$718	$1,828	$2,019
UTC Climate, Controls & Security	786	791	2,264	2,211
Pratt & Whitney	441	558	1,362	1,507
UTC Aerospace Systems	586	601	1,785	1,803
Segment Operating Profit	2,473	2,668	7,239	7,540
Eliminations and other	(1)	18	66	103
General corporate expenses	(97)	(124)	(327)	(355)
Adjusted Consolidated Operating Profit	$2,375	$2,562	$6,978	$7,288

Adjusted Segment Operating Profit Margin
Otis	21.7%	21.6%	20.6%	20.9%
UTC Climate, Controls & Security	18.4%	18.2%	18.0%	17.5%
Pratt & Whitney	13.6%	15.7%	13.3%	14.4%
UTC Aerospace Systems	17.0%	17.0%	16.8%	17.0%
Adjusted Segment Operating Profit Margin	17.6%	18.1%	17.1%	17.4%

United Technologies Corporation
Condensed Consolidated Balance Sheet

	September 30,	December 31,
	2015	2014
(Millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$5,477	$5,229
Accounts receivable, net	10,647	10,448
Inventories and contracts in progress, net	8,453	7,642
Other assets, current	2,946	3,296
Assets held for sale	4,836	4,868
Total Current Assets	32,359	31,483
Fixed assets, net	8,515	8,592
Goodwill	27,354	27,448
Intangible assets, net	15,572	15,528
Other assets	8,335	8,238
Total Assets	$92,135	$91,289

Liabilities and Equity
Short-term debt	$3,239	$1,917
Accounts payable	6,333	6,250
Accrued liabilities	11,875	12,527
Liabilities held for sale	2,242	2,781
Total Current Liabilities	23,689	23,475
Long-term debt	19,428	17,867
Other long-term liabilities	16,835	17,243
Total Liabilities	59,952	58,585
Redeemable noncontrolling interest	132	140
Shareowners' Equity:
Common Stock	16,623	15,185
Treasury Stock	(25,946)	(21,922)
Retained earnings	47,236	44,611
Accumulated other comprehensive loss	(7,388)	(6,661)
Total Shareowners' Equity	30,525	31,213
Noncontrolling interest	1,526	1,351
Total Equity	32,051	32,564
Total Liabilities and Equity	$92,135	$91,289

Debt Ratios:
Debt to total capitalization	41%	38%
Net debt to net capitalization	35%	31%

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(Millions)	2015	2014	2015	2014
Operating Activities of Continuing Operations:
Income from continuing operations	$1,526	$1,852	$4,533	$5,088
Adjustments to reconcile income from continuing operations to net cash flows provided by operating activities of continuing operations:
Depreciation and amortization	486	462	1,401	1,352
Deferred income tax provision	109	83	444	231
Stock compensation cost	16	78	108	187
Change in working capital	(966)	(173)	(1,688)	(869)
Global pension contributions	(23)	(60)	(93)	(204)
Other operating activities, net	(127)	(215)	(661)	(763)
Net cash flows provided by operating activities of continuing operations	1,021	2,027	4,044	5,022
Investing Activities of Continuing Operations:
Capital expenditures	(390)	(391)	(1,044)	(1,063)
Acquisitions and dispositions of businesses, net	(67)	(207)	(157)	(134)
Increase in collaboration intangible assets	(84)	(152)	(331)	(459)
(Payments) receipts from settlements of derivative contracts	(268)	115	147	153
Other investing activities, net	(111)	54	(31)	111
Net cash flows used in investing activities of continuing operations	(920)	(581)	(1,416)	(1,392)
Financing Activities of Continuing Operations:
Issuance (repayment) of long-term debt, net	2	(49)	4	(221)
Increase (decrease) in short-term borrowings, net	247	(156)	2,891	(137)
Proceeds from Common Stock issuance - equity unit remarketing	1,100	—	1,100	—
Dividends paid on Common Stock	(547)	(512)	(1,643)	(1,538)
Repurchase of Common Stock	(1,000)	(425)	(4,000)	(1,095)
Other financing activities, net	(122)	(92)	(213)	(82)
Net cash flows used in financing activities of continuing operations	(320)	(1,234)	(1,861)	(3,073)
Discontinued Operations:
Net cash (used in) provided by operating activities	(123)	(79)	(299)	3
Net cash used in investing activities	(7)	(23)	(66)	(85)
Net cash provided by (used in) financing activities	4	4	(1)	—
Net cash flows used in discontinued operations	(126)	(98)	(366)	(82)
Effect of foreign exchange rate changes on cash and cash equivalents	(95)	(41)	(143)	(59)
Net (decrease) increase in cash and cash equivalents	(440)	73	258	416
Cash and cash equivalents, beginning of period	5,933	4,962	5,235	4,619
Cash and cash equivalents of continuing operations, end of period	5,493	5,035	5,493	5,035
Less: Cash and cash equivalents of assets held for sale	16	5	16	5
Cash and cash equivalents of continuing operations, end of period	$5,477	$5,030	$5,477	$5,030

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Free Cash Flow Reconciliation

	Quarter Ended September 30,
	(Unaudited)
(Millions)	2015		2014

Net income attributable to common shareowners from continuing operations	$1,426		$1,755
Net cash flows provided by operating activities of continuing operations	$1,021		$2,027
Net cash flows provided by operating activities of continuing operations as a percentage of net income attributable to common shareowners from continuing operations		72%		115%
Capital expenditures	(390)		(391)
Capital expenditures as a percentage of net income attributable to common shareowners from continuing operations		(27)%		(22)%
Free cash flow from continuing operations	$631		$1,636
Free cash flow from continuing operations as a percentage of net income attributable to common shareowners from continuing operations		44%		93%

	Nine Months Ended September 30,
	(Unaudited)
(Millions)	2015		2014

Net income attributable to common shareowners from continuing operations	$4,252		$4,788
Net cash flows provided by operating activities of continuing operations	$4,044		$5,022
Net cash flows provided by operating activities of continuing operations as a percentage of net income attributable to common shareowners from continuing operations		95%		105%
Capital expenditures	(1,044)		(1,063)
Capital expenditures as a percentage of net income attributable to common shareowners from continuing operations		(25)%		(22)%
Free cash flow from continuing operations	$3,000		$3,959
Free cash flow from continuing operations as a percentage of net income attributable to common shareowners from continuing operations		71%		83%
Notes to Condensed Consolidated Financial Statements

(1)
Debt to total capitalization equals total debt divided by total debt plus equity. Net debt to net capitalization equals total debt less cash and cash equivalents divided by total debt plus equity less cash and cash equivalents.

(2)
Organic sales growth represents the total reported increase within the Corporation's ongoing businesses less the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and significant non-recurring items.

(3)
Free cash flow, which represents cash flow from operations less capital expenditures, is the principal cash performance measure used by UTC. Management believes free cash flow provides a relevant measure of liquidity and a useful basis for assessing UTC's ability to fund its activities, including the financing of acquisitions, debt service, repurchases of UTC's common stock and distribution of earnings to shareholders. Other companies that use the term free cash flow may calculate it differently. The reconciliation of net cash flow provided by operating activities, prepared in accordance with generally accepted accounting principles, to free cash flow is shown above.